UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 206-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, the Company announced that John Canning would be leaving the Company as Chief Financial Officer effective as of the expiration of his employment agreement on September 13, 2023. In connection with Mr. Canning’s departure, the Company has entered into a separation agreement dated September 15, 2023 with Mr. Canning setting forth the terms of his separation from service with the Company (the "Canning Separation Agreement").

Pursuant to the Canning Separation Agreement, the Company has agreed to continue to pay Mr. Canning the equivalent of his base pay for a period of six months, to be paid in equal installments in accordance with the Company’s normal payroll practices (the “Payment Period”). The Company will additionally reimburse Mr. Canning his payments for COBRA health insurance benefits for up to the full Payment Period. Under the Canning Separation Agreement, Mr. Canning has provided customary broad form releases and other confidentiality covenants to the Company in connection with his resignation.

The foregoing description of the Canning Separation Agreement does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Canning Separation Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated September 15, 2023 between Cineverse Corp. and John Canning (Certain Portions Omitted).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEVERSE CORP

Date:	September 19, 2023	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Legal Officer, Secretary